EXHIBIT 2.1

                            ARTICLES OF INCORPORATION

                                       OF

                                EMPS CORPORATION

                            ARTICLES OF INCORPORATION

                                       OF

                                EMPS CORPORATION


     THE UNDERSIGNED, having associated ourselves together for the purpose of forming a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make,

record and file these Articles of Incorporation, in writing, and we do hereby certify:

                                    ARTICLE I

                                      NAME

     The name of this Corporation shall be:  EMPS Corporation

                                   ARTICLE II

                                     PURPOSE

     The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all other lawful activity, as provided by the laws of the State of Nevada.

                                   ARTICLE III

                                  CAPITAL STOCK

     The authorized amount of Capital Stock of the Corporation shall be Fifty

Million (50,000,000) shares of Common Stock at $.001 par value per share, but said Capital Stock may be increased or decreased from time to time in accordance with the provisions of the laws of the State of Nevada.

                                   ARTICLE IV

                                 GOVERNING BOARD

    The members of the Governing Board of the Corporation are styled Directors.

The initial board of directors shall consist of two members.  The names and post office addresses of the First Board of Directors signing these Articles of

Incorporation are as follows:

                            FIRST BOARD OF DIRECTORS

     Name                               Address
     ------------------------           ----------------------------------------

     Sherman Isaac Smoot                3300 Pine Valley Road

                                        Woodland, Utah 84036

     Vladimir Leonidovich Saveliev      Amangeldi 55, Apt. 22

                                        480012 Almaty, Republic of Kazakhstan


                                    ARTICLE V

     INCORPORATOR

     The name and address of the incorporator, who is above the age of eighteen

(18) years, is as follows:

     Name                               Address

     --------------------               ---------------------------

     Cletha A. Walstrand                4 Triad Center, Suite 500-A

                                        Salt Lake City, Utah 84180

                                   ARTICLE VI

                                 RESIDENT AGENT

     The name and address of the Resident Agent is as follows:

     Name                               Address

     ----------------------             -----------------------------------

     Gateway Enterprises, Inc.          3230 East Flamingo Road, Suite 156

                                        Las Vegas, Nevada 89121

and Shirrell A. Hughes, does hereby certify that on the7th day of July, 1998,

they accepted the appointment as Resident Agent of the Corporation in accordance with Section 78.090, N.R.S.

                                                    By: /s/ Shirrell A. Hughes

                                                    ----------------------------


                                   ARTICLE VII

                                 INDEMNIFICATION

    No director or officer of the Corporation shall be personally liable to the

Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the

Nevada Revised Statutes.  Any repeal or modification of Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.


                                  ARTICLE VIII

                              CONTROLLING INTEREST

     The provisions of NRS 78.378 to 78.3793, inclusive shall not be applicable to any acquisition of a controlling interest in the Corporation.




     IN WITNESS WHEREOF, I have hereunto subscribed my name this 7th day of

July, 1998.
                                                  By: /s/ Cletha A. Walstrand
                                                   --------------------------
                                                          Cletha A. Walstrand

State of Utah       )
               :ss.
County of Salt Lake )

     On the 7th day of July, 1998, personally appeared before me, a notary public (or judge or other authorized person, as the case may be), duly commissioned and sworn, Cletha A. Walstrand, personally known or proven to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing instrument and who acknowledged that she executed the instrument.


     IN WITNESS WHEREOF,  I have executed this notary and affixed my official seal.

                                   NOTARY SEAL

By: /s/ Ronald L. Poulton

------------------------------

NOTARY PUBLIC


My Commission Expires: 3-20-99